UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

Pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated September 7, 2012, As Seen On TV, Inc. (the “Company”) raised aggregate gross proceeds of $1,000,000. The Company entered into the Securities Purchase Agreement with 8 accredited investors (the “Investors”). Investors purchased from the Company 12% Senior Secured Convertible Notes (the “Notes”), in the aggregate principal amount of $1,000,000 (the “Investment”). The Notes bear interest at a rate of 12% per annum and are payable on the “Maturity Date” defined below. Principal and accrued interest on the Notes will automatically convert into equity securities identical to those sold to investors in the Company’s next offering (the “Next Round Equity Securities”) of at least $3 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Notes) that is consummated during the term of the Notes (a “Qualified Financing”) at a conversion price equal to 85% of the Next Round Equity Securities (the “Conversion Price”). The Notes are due and payable six months from the final closing of the Securities Purchase Agreement (the “Maturity Date”). In the event a Qualified Financing is not consummated on or before the Maturity Date, the entire principal amount of the Notes, along with all accrued interest thereon, shall, at the option of the holder, be convertible into the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) at a conversion price equal to at a conversion price equal to 20% discount to the average daily volume weighted average price (“VWAP”) of the Common Stock for the 10 trading days immediately preceding the Maturity Date on the trading market on which the Common Stock is then listed or quoted.

The indebtedness evidenced by the Notes shall be senior to, and have priority in right of payment over, all indebtedness of Company now outstanding. The Notes are secured by a first lien and security interest in all of the assets of the Company and its wholly-owned subsidiaries, TV Goods Holdings, Inc., TV Goods, Inc. and Tru Hair, Inc. pursuant to the terms of a certain Security Agreement dated as of September 7, 2012 (the “Security Agreement”), by the Company in favor of Collateral Agents, LLC as agent of the Investors.

Each Investor also received a Warrant exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s Common Stock (the “Warrant Shares”) equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the conversion price of the Note.  Notwithstanding the foregoing, if a Qualified Financing does not occur on or before the Maturity Date of the Note, then the number of Warrant Shares shall be equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the average VWAP of the Common Stock measured for the 10 day period immediately preceding the Maturity Date of the Notes. The initial exercise price of the Warrants is $0.80 per share, subject to adjustment. Furthermore, if after the 6 month anniversary of the initial exercise date of each Warrant there is no effective registration statement registering, or no current prospectus available for the resale of, the Warrant Shares by the holder, but excluding a period of any certain allowed delay, the Warrant may be exercised, in whole or in part, on a cashless basis.

The Warrants also provide for weighted average anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the Exercise Price of the Warrants, except in connection with the following issuances of the Company's Common Stock, or securities convertible into Common Stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) shares of Common Stock issued pursuant to a stock split or dividend; (iii) securities issued or issuable in connection with the Securities Purchase Agreement; or (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company.

The Company also agreed under the Securities Purchase Agreement to indemnify the Investors for losses arising out of or resulting from material breaches of representations, warranties, agreements and covenants made by the Company in the Securities Purchase Agreement or the other agreements entered into in connection therewith.

In connection with the Securities Purchase Agreement, Company engaged a placement agent (the “Placement Agent”) to act as the Company’s exclusive agent. In exchange for the placement agent acting as the exclusive agent for the Securities Purchase Agreement, the Company agreed to pay the Placement Agent a cash placement fee equal to 10% of the aggregate gross proceeds from the sale of Notes sold to investors. As additional compensation, the Company issued to the Placement Agent or its designees, for nominal consideration, common stock purchase warrants (the “Agent’s Warrants”) equal to 10% of the number of shares of Common Stock issuable upon conversion of the Notes at an exercise price equal to (i) $0.80 per share in the event of a Qualified Financing, or (ii) in the event that a Qualified Financing does not occur by the maturity date of the Notes, at an exercise price equal to a 20% discount to the VWAP of the Common Stock. The Agent’s Warrants provide the holder thereof with immediate cashless exercise rights and “weighted average” price protection right consistent with the terms of the Warrants and are exercisable for three years.

The Company shall use the net proceeds from the Securities Purchase Agreement for working capital purposes, including advancing $500,000 to eDiets.com, Inc. under a Senior Promissory Note, dated September 6, 2012 (the “eDiets Note”), attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Securities Purchase Agreement, Notes and Warrants, including the issuance of the securities in connection therewith.

The securities issued above were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investors received current information about the Company and had the opportunity to ask questions about the Company. All of the Investors were deemed accredited.

Item 8.01 Other Events

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference. On September 7, 2012 the Company advanced eDiets $500,000 under the eDiets Note.  The eDiets Note is due and payable on the earlier of the date that is 10 business days following the earlier to occur of (i) the closing date of the proposed merger by and between the Company and eDiets; (ii) December 31, 2012; or (iii) an event of default as defined under the eDiets Note.  Interest on the Note accrues at a rate of 12% per annum and is due and payable upon the maturity date of the eDiets Note. If the maturity date occurs after the closing date of the merger, the eDiets Note shall be converted into newly issued shares of the Company’s common stock at the merger conversion price; otherwise, payment will be made in cash. If the merger agreement terminates, the Company will have the option to convert the eDiets Note into newly issued shares of common stock of eDiets at a conversion price of $0.25 per share.  Related to the merger, on September 10, 2012 the Company received notice of a complaint filed by a shareholder of eDiets in Broward County, Florida against eDiets, members of the board of directors of eDiets and the Company, alleging that eDiets breached its fiduciary duty to its shareholders by entering into the merger agreement for inadequate consideration.  The Company intends to vigorously defend the action and believes the claim to be without merit.

Additional terms of the eDiets Note require eDiets to comply with a number of covenants, including a covenant to make any payments due under the eDiets Note prior to making payments in respect of indebtedness incurred after September 6, 2012, and a covenant not to incur additional indebtedness or grant certain liens over its assets without the prior written consent of the Company.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Convertible Note dated September 6, 2012 payable to As Seen On TV, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ STEVE ROGAI
Name:	Steve Rogai
Title:	Chief Executive Officer

Dated: September 13, 2012